UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2019

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐                                    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, “we”, “us”, and “our” refer to Hospitality Properties Trust and certain of its subsidiaries, and “TA” refers to TravelCenters of America LLC and certain of its subsidiaries, unless otherwise noted.

Item 8.01.  Other Events.

As previously reported in our Current Report on Form 8-K, dated January 16, 2019, or the January 16 Form 8-K, on January 16, 2019, we entered into three Transaction Agreements with our largest tenant, TA.  Pursuant to these agreements, among other things, we agreed to sell 20 travel centers to TA for an aggregate price of approximately $308.2 million and that we and TA would amend our existing five leases pursuant to which TA then leased 199 travel centers from us.  The January 16 Form 8-K is incorporated herein by reference.

As previously reported in our Current Report on Form 8-K, dated January 23, 2019, or the January 23 Form 8-K, we completed the first and second of the transactions contemplated by the Transaction Agreements on January 17, 2019 and January 23, 2019, respectively.  The January 23 Form 8-K is incorporated herein by reference.

On January 29, 2019, we completed the third and final of the transactions contemplated by the Transaction Agreements as follows:

•                  We sold three travel centers to TA for an aggregate price of $29.9 million.

•                  We and TA entered into a Fourth Amendment to Amended and Restated Lease Agreement No. 1 and an Eighth Amendment to Amended and Restated Lease Agreement No. 2 to remove the three sold travel centers from those leases and reduce the aggregate minimum annual rent payable to us by TA thereunder by $4.2 million.

The foregoing descriptions of the Transaction Agreements and the amendments to our leases with TA do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and amendments, copies of which are filed as exhibits to the January 16 Form 8-K and January 23 Form 8-K and as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, each of which are incorporated herein by reference.

Information Regarding Certain Relationships and Related Person Transactions

TA is our largest tenant and property operator.  We are also TA’s largest shareholder; as of December 31, 2018, we owned 3,420,000 common shares of TA, representing approximately 8.5% of TA’s outstanding common shares.  Adam D. Portnoy, one of our Managing Trustees, also serves as a managing director of TA.

The RMR Group LLC, or RMR LLC, provides management services to both us and TA.  As of December 31, 2018, RMR LLC owned approximately 3.7% of TA’s outstanding common shares. Adam Portnoy is the controlling shareholder of The RMR Group Inc., or RMR Inc., and serves as President, Chief Executive Officer and a managing director of RMR Inc. and he is an officer and employee of RMR LLC.  Our other Managing Trustee, John G. Murray, who also serves as our President and Chief Executive Officer, and Brian E. Donley, our Chief Financial Officer and Treasurer, are officers and employees of RMR LLC.  In addition, our Senior Vice President, Ethan S. Bornstein, is a Senior Vice President of RMR LLC. Some of TA’s executive officers are officers and employees of RMR LLC.

For further information about these and other such relationships and related person transactions, please see our Annual Report on Form 10-K for the year ended December 31, 2017, as amended, or the Annual Report, our definitive Proxy Statement for our 2018 Annual Meeting of Shareholders, or the Proxy Statement, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, or the Quarterly Report, the January 16 Form 8-K, the January 23 Form 8-K and our other filings with the Securities and Exchange Commission, or the SEC, including Notes 6, 7 and 10 to the Consolidated Financial Statements included in the Annual Report, the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of the Annual Report, the section captioned “Related Person Transactions” and the information regarding our Trustees and executive officers in the Proxy Statement, Notes 8, 9 and 10 to the Condensed Consolidated Financial Statements included in the Quarterly Report and the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of the Quarterly Report.  In addition, please see the section captioned “Risk Factors” of the Annual Report for a description of risks that may arise from these transactions and relationships.  Our filings with the SEC, including the Annual Report, the Proxy Statement, the Quarterly Report, the January 16 Form 8-K and the January 23 Form 8-K, are available at the SEC’s website at www.sec.gov.  Copies of certain of our agreements with these related parties are publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Fourth Amendment to Amended and Restated Lease Agreement No. 1, dated as of January 29, 2019, among HPT TA Properties Trust, HPT TA Properties LLC and TA Operating LLC.

10.2	Eighth Amendment to Amended and Restated Lease Agreement No. 2, dated as of January 29, 2019, among HPT TA Properties Trust, HPT TA Properties LLC and TA Operating LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

	By:	/s/ Brian E. Donley
	Name:	Brian E. Donley
	Title:	Chief Financial Officer and Treasurer

Date: January 29, 2019